Exhibit 5.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US***

JESSICA HAGGARD, ESQ. ****

christopher t. hines *****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.*******

HARRIS TULCHIN, ESQ. ********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA, DC, MO and NY

****licensed in Missouri

*****licensed in CA and DC

******licensed in NY and NJ

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

March 17, 2025

Intrusion Inc.

101 East Park Blvd, Suite 1200

Plano, Texas 75074

Re:	Intrusion Inc. – Prospectus Supplement Pursuant to Rule 424(b)(5)

Ladies and Gentlemen:

We have acted as counsel to Intrusion Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of up to $7,936,208 of its shares of common stock, par value $0.01 per share (the “Advance Shares”), to the Investor (as defined below), pursuant to the Registration Statement on Form S-3 (File No. 333-281565) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”) and the prospectus supplement, dated March 17, 2025 filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Advance Shares are to be issued and sold by the Company in accordance with that certain Standby Equity Purchase Agreement, dated as of July 3, 2024 (the “Agreement”), by and between the Company and Streeterville Capital, LLC (the “Investor”), as described in the Prospectus Supplement.

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In connection with this opinion, we have examined and relied upon: (a) the Registration Statement and all exhibits included or incorporated by reference thereto; (b) the Prospectus; (c) the Company’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws, each as currently in effect; (d) resolutions of the board of directors of the Company which have heretofore been approved and which relate to the Registration Statement, the Prospectus and the actions to be taken in connection with the Agreement; (e) the Agreement; and (f) such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In making the foregoing examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the laws of the State of Delaware, as currently in effect.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that the Advance Shares have been duly authorized and when the Advance Shares have been issued and delivered against payment in full of the consideration payable therefor pursuant to the terms of the Agreement, the Advance Shares will be duly authorized, validly issued, fully paid and non-assessable

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Form 8-K of the Company being filed on the date hereof. We further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936

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